SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2007

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

On August 27, 2007, Environmental Power Corporation (the “Company”), filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to a proposed firm commitment underwritten public offering of 4,500,000 shares of its common stock (or 5,175,000 shares if the underwriters exercise their over-allotment option in full) (the “Offering”). If the Offering is consummated, the Company expects to receive proceeds of approximately $22,641,900 ($26,150,685 if the underwriters exercise their over-allotment option in full), based upon an assumed offering price of $5.53 per share, the last sale price of the Company’s common stock on August 24, 2007 as reported on the American Stock Exchange, after deducting the estimated underwriting discounts and commissions and the offering expenses payable by the Company. The Company expects to use the net proceeds from the Offering for working capital needs and general corporate purposes, including capital investment in currently planned multi-digester RNGTM facilities to be owned and operated by its subsidiary, Microgy, and its affiliates.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ Michael E. Thomas
Michael E. Thomas
Senior Vice President and Chief Financial Officer

Dated: August 29, 2007